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                                                                      Exhibit 23
                                                                      ----------

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Carleton Corporation of our report dated June 1, 1999, included in the 1999 Annual Report to Shareholders of Carleton Corporation.

Our audits also included the financial statement schedule of Carleton Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 2-91060) pertaining to the Lee Data Corporation Savings and Investment Plan, in the Registration Statement (Form S-8, No. 33-38924) pertaining to the Apertus Technologies Incorporated Long Term Investment Plan, in the Registration Statement (Form S-8, No. 33-50648) pertaining to the Apertus Technologies Incorporated Stock Acquisition Loan Assistance Program, in the Registration Statement (Form S-8, No. 33-77176) pertaining to the Apertus Technologies Incorporated 1993 Stock Acquisition Loan Assistance Program, in the Registration Statement (Form S-8, No. 33-88884) pertaining to the amendments to the Apertus Technologies Incorporated 1990 Long-Term Incentive Plan, and in the Registration Statement (Form S-8, No. 333-39169) pertaining to options under the Carleton Corporation 1994 Stock Option Plan of our report dated June 1, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Carleton Corporation.


                                               /s/  Ernst & Young LLP


Minneapolis, Minnesota
July 9, 1999